Exhibit 107

Calculation of Filing Fee Table
Form F-3
(Form Type)
Uxin Ltd

(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered Securities

	Security Type	Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Unit			Proposed maximum aggregate offering price			Fee Rate	Amount of registration fee
		Primary Offering
	Equity	Class A ordinary shares, par value US$0.0001 per share(7)
	Equity	Preferred shares
Fees Previously Paid	Equity	Warrants
	Equity	Subscription rights
	Equity	Units
		Total for Primary Offering					US$	500,000,000	(3)(4)(5)	0.00015310	US$	76,550.00	(6)
		Secondary Offering by Selling Shareholders
Fees to be Paid	Equity	Class A ordinary shares, par value US$0.0001 per share	16,544,377,840	US$	0.0124	(2)	US$	205,150,285.22		0.00015310	US$	31,408.51
	Total Offering Amount						US$	705,150,285.22			US$	107,958.51
	Total Fees Previously Paid										US$	30,134.38
	Total Fee Offsets										US$	65,080.42
	Net Fee Due										US$	12,743.71

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.
(2)	The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended, or the Securities Act, using the average of the high and low prices for the registrant’s American depositary shares as quoted on the Nasdaq Global Select Market on July 9, 2025.
(3)	There are being registered under this registration statement such indeterminate number of Class A ordinary shares, preferred shares, warrants, subscription rights and units as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$500,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of US$500,000,000. The securities registered hereunder also include such indeterminate number of Class A ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A ordinary shares. In addition, pursuant to Rule 416 under the Securities Act, the Class A ordinary shares being registered hereunder include such indeterminate number of Class A ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(4)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.
(5)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.
(6)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.
(7)	These Class A ordinary shares may be represented by American depositary shares, each of which represents 300 Class A ordinary shares. American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Commission on June 13, 2018 (Registration No. 333-225594).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed			Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Uxin Ltd	F-3	333-259199	August 31, 2021	N/A	US$	65,080.42	(1)	Equity	Class A ordinary shares, par value US$0.0001 per share	1,296,099,910	US$	702,054,117.92		N/A
Fee Offset Sources	Uxin Ltd	R 424	333-259199	N/A	December 7, 2021		N/A		N/A	N/A	N/A		N/A	US$	66,542.92

(1)

The registrant previously registered 1,325,226,124 Class A ordinary shares, par value US$0.0001 per share, by means of a 424(b)(5) prospectus supplement dated December 7, 2021 (the “2021 Prospectus Supplement”), pursuant to a Registration Statement on Form F-3/ASR (Registration No. 333-259199), filed with the Securities and Exchange Commission on August 31, 2021. In connection with the filing of the 2021 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of US$66,542.92. The underlying offerings of the Form F-3/ASR were effectively terminated on September 13, 2022.

Pursuant to Rule 457(p) under the Securities Act, registration fees of US$65,080.42 that have already been paid and remain unused with respect to the 1,296,099,910 Class A ordinary shares that were previously registered pursuant to the 2021 Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this Form F-3, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder.